Exhibit 99.1

WellPoint Highlights Operational Accomplishments, Details 2011 Guidance and Discusses

Capital Deployment at its Investor Conference

Company reaffirms earnings per share guidance for 2011 while outlining strategies to enhance long- term value for customers and shareholders

Indianapolis, IN – February 23, 2011 – WellPoint, Inc. (NYSE: WLP) today hosted its 2011 investor conference in Indianapolis, IN. During the meeting, members of WellPoint’s executive leadership team reviewed the Company’s performance over the past year, assessed the business environment, offered detailed guidance for 2011 and established a long-term earnings per share growth rate target of at least 10 percent. In addition, WellPoint’s Board of Directors declared a quarterly dividend to shareholders in the first quarter of 2011 of $0.25 per share. This quarterly rate represents an annualized dividend of $1.00 per share, which equates to a yield of approximately 1.5 percent based on the Company’s stock price at yesterday’s close of trading on the New York Stock Exchange. Future quarterly dividend payments are subject to Board approval and may be adjusted as business needs or market conditions change. The initial dividend payment will be made on March 25, 2011 to shareholders of record as of March 10, 2011. The Board of Directors also increased the Company’s share repurchase authorization to a total of $1.6 billion for 2011, and the Company intends to utilize this authorization by year-end, subject to market and industry conditions.

During the conference, Angela F. Braly, chair, president and chief executive officer of WellPoint, and her leadership team highlighted the Company’s strategies for continued success in the changing health care marketplace which include:

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Capitalizing on new opportunities to drive future membership and revenue growth, including in high-growth segments such as the Senior business and through continued success in attracting new National accounts;

•	Developing an organizational structure and employing continuous improvement programs to create a higher-performing, more affordable operating model;

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Introducing a number of new reimbursement models, such as patient centered medical home pilots and accountable care organizations, to further drive value by rewarding physicians and hospitals for improving quality and managing costs; and

•	Effectively managing the company’s capital.

“The progress we have made so far demonstrates we have the right talent and strategies in place to continue to execute and win in the marketplace,” said Braly. “We will remain focused on making health care reform work for our customers and delivering the best overall value. By executing on our mission to improve the lives of the people we serve and the health of our communities, we expect long-term growth and success.”

Wayne S. DeVeydt, executive vice president and chief financial officer of WellPoint said, “We expect full year 2011 net income to be at least $6.30 per share. We are optimistic about our future and we continue to view 2011 as a base year from which we can grow. The Company is in a strong financial position generating significant operating cash flow, and we intend to continue effectively managing our capital for the benefit of our customers and shareholders.”

DeVeydt provided the following specific guidance for 2011:

•	Net income is expected to be at least $6.30 per share.

•	Medical enrollment growth is expected in the National, State Sponsored, Senior and Federal Employee Plan businesses, partially offset by attrition in Local Group and Individual.

•	Operating revenue is expected to increase by nearly 3 percent to $59.5 billion.

•	The benefit expense ratio is expected to increase by 170 basis points to 84.9 percent.

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Selling, General and Administrative (or SG&A) expenses are expected to decline by approximately $400 million or 4.5 percent, while the SG&A Expense Ratio is expected to decline by 110 basis points to 14.2 percent.

•	Cash flow from operations is expected to total approximately $2.6 billion.

A webcast replay of the investor conference will be available at www.wellpoint.com for two weeks.

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Contacts:	Investor Relations	Media
	Michael Kleinman, 317-488-6713	Kristin Binns, 917-697-7802

About WellPoint, Inc.

WellPoint works to simplify the connection between Health, Care and Value. We help to improve the health of our communities, deliver better care to members, and provide greater value to our customers and shareholders. WellPoint is the nation’s largest health benefits company in terms of medical enrollment, with more than 33 million members in its affiliated health plans, and a total of more than 69 million individuals served through all subsidiaries. As an independent licensee of the Blue Cross and Blue Shield Association, WellPoint serves members as the Blue Cross licensee for California; the Blue Cross and Blue Shield licensee for Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri (excluding 30 counties in the Kansas City area), Nevada, New Hampshire, New York (as the Blue Cross Blue Shield licensee in 10 New York City metropolitan and surrounding counties and as the Blue Cross or Blue Cross Blue Shield licensee in selected upstate counties only), Ohio, Virginia (excluding the Northern Virginia suburbs of Washington, D.C.), and Wisconsin. In a majority of these service areas, WellPoint does business as Anthem Blue Cross, Anthem Blue Cross and Blue Shield, Blue Cross and Blue Shield of Georgia, Empire Blue Cross Blue Shield, or Empire Blue Cross (in the New York service areas). WellPoint also serves customers throughout the country as UniCare. Additional information about WellPoint is available at www.wellpoint.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES

LITIGATION REFORM ACT OF 1995

WellPoint and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including statements in this press release, in presentations, in filings with the Securities and Exchange Commission, or SEC, in reports to shareholders and in meetings with analysts and investors. The projections referenced in this press release are forward-looking and they are intended to be covered by the safe harbor for “forward-looking statements” provided by PSLRA. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)”, “intend”, “estimate”, “project” and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in our public filings with the SEC; increased government participation in, or regulation or taxation of health benefits and managed care operations, including, but not limited to, the impact of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010; trends in health care costs and utilization rates; our ability to secure sufficient premium rates including regulatory approval for and implementation of such rates; our ability to contract with providers consistent with past practice; competitor pricing below market trends of increasing costs; reduced enrollment, as well as a negative change in our health care product mix; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon and funding risks with respect to revenue received from participation therein; a downgrade in our financial strength ratings; litigation and investigations targeted at health benefits companies and our ability to resolve litigation and investigations within estimates; our ability to meet expectations regarding repurchases of shares of our common stock; decreased revenues, increased operating costs and potential customer and supplier losses and business disruptions that may be greater than expected following the close of the Express Scripts transaction; events that result in negative publicity for us or the health benefits industry; failure to effectively maintain and modernize our information systems and e-business organization and to maintain good relationships with third party vendors for information system resources; events that may negatively affect our license with the Blue Cross and Blue Shield Association; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; intense competition to attract and retain employees; unauthorized disclosure of member sensitive or confidential information; changes in the economic and market conditions, as well as regulations that may negatively affect our investment portfolios and liquidity; possible restrictions in the payment of dividends by our subsidiaries and increases in required minimum levels of capital and the potential negative effect from our substantial amount of outstanding indebtedness; general risks associated with mergers and acquisitions; various laws and our governing documents may prevent or discourage takeovers and business combinations; future public health epidemics and catastrophes; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by federal securities law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in our SEC reports.

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